EXHIBIT 99.1
JULIE PARSLEY                   [GRAPHIC OMITTED]
COMMISSIONER

PAUL HUDSON                                                   RECEIVED
CHAIRMAN                                                  04 OCT-4 PM 12:01
                                                       PUBLIC UTILITY COMMISSION
BARRY T. SMITHERMAN                                          FILING CLERK
COMMISSIONER

W. LANE LANFORD
EXECUTIVE DIRECTOR
                       PUBLIC UTILITY COMMISSION OF TEXAS
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     TO:  Alejandro Hinojosa, Jr.
          Hinotel
          2759 West Business 83
          Harlingen, TX. 78552

          Telecommunications Division
          Legal and Enforcement Division

     RE: DOCKET NO. 30130 - APPLICATION OF HINOTEL FOR AN AMENDMENT TO ITS SERVICE PROVIDER CERTIFICATE OF OPERATING AUTHORITY

                               NOTICE OF APPROVAL
                               ------------------

          This Notice approves the application of Hinotel (the Applicant) filed on August 27, 2004, for an amendment to its service provider certificate of operating authority (SPCOA) No. 60359(1) to reflect a change in ownership/control as well as a name change to Telefamilia Communications, Inc. The docket was processed in accordance with applicable statutes and Commission rules. The Commission provided notice of the application to interested parties. More than 15 days have passed since the completion of notice. No protests, motions to intervene, or requests for hearing were filed. The Applicant and the Commission Staff (Staff) are the only parties to the proceeding. Staff recommended approval of the application. The application is approved.


---------------

     1 Granted in Application of Hinotel, Inc. for a Service Provider Certificate of Operating Authority, Docket No 22330 (May 18, 2000); and amended in Application of Hinotel for an Amendment to its Service Provider Certificate of Operating Authority, Docket No. 23331 (Jan. 22, 2001).

O PRINTED ON RECYCLED PAPER                        AN EQUAL OPPORTUNITY EMPLOYER

    1701 N. CONGRESS AVENUE PO BOX 13326 AUSTIN, TX 78711 512/936-7000 FAX:
                   512/936-7003 WEB SITE: WWW.PUC.STATE.TX.US


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DOCKET NO. 30130                 NOTICE OF APPROVAL                  PAGE 2 OF 6


STATUTORY FINDINGS
------------------
     1. Telefamilia Communications, Inc. is a Texas corporation formed on April 22, 2004.


     2. Telefamilia Communications, Inc.'s parent company is ATSI Communications, Inc., a Nevada corporation formed on May 24, 2004.


     3. Telefamilia Communications, Inc. has no affiliates that are public utilities or that are providing telecommunications services.


     4. The Applicant does not currently have authority to provide local or long distance telecommunications services in any other state. However, a now bankrupt subsidiary of the owner of Telefamilia Communications, Inc., known as American Telesource International Inc., held authorization to provide long distance services in the following states: California, Colorado, Delaware, Florida, Kansas, Louisiana, Maryland, Massachusetts, Missouri, New Hampshire, New Jersey, New York, North Carolina, Rhode Island, South Carolina, Texas, Vermont, and West Virginia.


     5. All operator services certifications as shown above were revoked with the bankruptcy of American Telesource International Inc. in May 2003.


     6. American Telesource International, Inc. provided interexchange long distance service in Texas, and operator services in the states shown above.


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DOCKET NO. 30130                 NOTICE OF APPROVAL                  PAGE 3 OF 6

     7. The Applicant requests to amend its SPCOA to reflect a change in ownership control and a name change to Telefamilia Communications, Inc. (proposed services).


     8.   The  application  complies  with  PURA (2)  Sec.  54.154(b).


     9. The Applicant is not precluded by PURA Sec.Sec. 54.201 or 54.152 from providing service under an SPCOA.


     10. The Applicant is entitled to approval of this application, having demonstrated the financial and technical qualifications to provide the proposed services, and the ability to provide the necessary quality of service to its customers, as required by PURA Sec.Sec. 54.154(b) and 54.155(b).


COMPLAINT HISTORY
-----------------
     11. The Office of the Texas Attorney General reported no complaints registered against the Applicant.


     12. A check of the Commission's Customer Protection Division complaint database revealed no complaints registered against the Applicant or Telefamilia Communications.


     13. A check of the Commission's Enforcement & Investigations database revealed no outstanding notices of violation against the Applicant or Telefamilia Communications.


     14. The Applicant committed in its responses to the Commission's Service Quality Questionnaire to continue to meet the quality of service standards.


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DOCKET NO. 30130                 NOTICE OF APPROVAL                  PAGE 4 OF 6


ORDERING PARAGRAPHS
-------------------
     1. The application of Hinotel to amend its facilities-based, data, and resale telecommunications service provider certificate of operating authority (SPCOA) is approved.(3) Hinotel's SPCOA No. 60359 is amended to reflect a change in ownership/control and a name change to Telefamilia Communications, Inc.


     2.   The  Applicant  shall  be  bound  by  requirements of P.U.C. SUBST. R.
          26.111. Service under this certificate shall be provided exclusively in the name under which the certificate was granted by the Commission.


     3. The Applicant shall file any future changes in address, contact representative, and/or telephone numbers in an annual report with the Commission by June 30th of each year using the form Annual Information Reporting Requirements for a Service Provider Certificate of Operating Authority and/or a Certificate of Operating Authority, Docket No. 27357. If the SPCOA holder has any change during the year in the information requested in Section One of the annual report form, then the SPCOA holder shall file an updated form correcting the information in Section One within 30 days of the change.


     4. The Applicant shall provide a copy of its application and/or the Commission's Notice of Approval, in accordance with the individual entity's requirements, to all affected Commission on State Emergency Communications (9-1-1) entities prior to providing service to those entities.

--------------------------------------------------------------------------------

     2 The Public Utility Regulatory Act, TEX. UTIL. CODE ANN. Sec.Sec. 11.001 -
64.158  (Vernon  2000  &  Supp.  2005)  (PURA).

     3 Administrative approval of this uncontested application has no precedential value in a future proceeding.


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DOCKET NO. 30130                 NOTICE OF APPROVAL                  PAGE 5 OF 6

     5. The Applicant's provision of local telephone service to end-users, whether by its own facilities, flat-rate resale, or usage sensitive loop, must also include "9-1-1" emergency telephone service at a level required by the applicable regional plan followed by local telephone service providers under Chapters 771 and 772 of the Texas Health and Safety Code, TEX. HEALTH & SAFETY CODE ANN. Sec.Sec. 771.001 et seq. (Vernon 2003) (the Code) or other applicable law, and any applicable rules and regulations implementing those chapters. The Applicant shall diligently work with the Commission on State Emergency Communications, local "9-1-1" entities, and any other agencies or entities authorized by Chapters 771 and 772 of the Code to ensure that all "9-1-1" emergency services, whether provided through the certificate holder's own facilities, flat-rate resale, or usage sensitive loop, are provided in a manner consistent with the applicable regional plan followed by local telephone service providers under Chapters 771 or 772 of the Code or other applicable law and any applicable rules and regulations implementing those chapters. The Applicant shall diligently work with the "9-1-1" entities to pursue, in good faith, the mutually agreed goal that the local "9-1-1" entities and emergency service providers experience no increase in their current level of rates and, to the extent technically feasible, no degradation in services as a result of the certification granted herein and the involvement of the certificate holder in the provision of "9-1-1" emergency service.


     6. The Applicant shall notify all affected 9-1-1 administrative entities at least 30 days prior to activating or using a new NXX in a rate center or upon the commencement of providing local telephone service in any rate center in compliance with P.U.C. SUBST. R. 26.433(d)(3).


     7. The Applicant shall execute a separate service agreement with each 9-1-1 entity and remit the required 9-1-1 emergency service fee to the 9-1-1 entity pursuant to such agreement in compliance with P.U.C. SUBST. R. 26.435(e)(4).


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DOCKET NO. 30130                 NOTICE OF APPROVAL                  PAGE 6 OF 6

     8. The Applicant has committed to and is bound by the quality of service requirements set forth in the Quality of Service Questionnaire. The underlying incumbent local exchange companies (ILECs) continue to be bound by the quality of service requirements contained in P.U.C. SUBST. R. 26.51. Approval of the SPCOA application does not expand the scope of the underlying ILEC's obligation to its own customers.


     9. All other motions, requests for entry of specific findings of fact and conclusions of law, and any other requests for general or specific relief, if not expressly granted herein, are hereby denied.


          SIGNED AT AUSTIN, TEXAS THE 4TH DAY OF OCTOBER 2004.
                                      ---

                                  PUBLIC UTILITY COMMISSION OF TEXAS


                                    /S/ IRENE MONTELONGO
                                  ----------------------------------------------
                                  IRENE MONTELONGO
                                  ADMINISTRATIVE LAW JUDGE
                                  POLICY DEVELOPMENT DIVISION


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